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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): March 22, 2002
                                                          --------------


                        ANDREA ELECTRONICS CORPORATION
                        ------------------------------
            (Exact name of registrant as specified in its charter)


      New York                        1-4324                     11-0482020
      --------                       --------                    ----------
(State or other Jurisdiction of     (Commission                (IRS Employer
incorporation or organization)      File Number)             Identification No.)


                 45 Melville Park Road, Melville, New York 11747
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                    (Address of principal executive offices)


                                 (631) 719-1800
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)






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ITEMS 1, 2, 3, 4, 6,  8 AND 9.  NOT APPLICABLE.

ITEM 5.     OTHER EVENTS.
-------     ------------

      Andrea Electronics Corporation (the "Company") executed a letter of understanding with HTFP Investment L.L.C. ("HFTP"), the holder of all of the Company's Series B and Series C Convertible Preferred Stock, whereby HFTP intends to provide the Company with a waiver, until April 1, 2007, of certain redemption rights which exist under the terms of the Series C Preferred Stock, provided that certain conditions are met and continue to be met through such date as described in the term sheet attached as Exhibit 99.2 hereto and incorporated herein by reference. Additionally, HFTP would waive its right to receive payments under a related registration rights agreement.

      In exchange for the proposed waivers, the Company would grant HFTP a security interest in all of the assets of the Company subject to certain exclusions as described in the term sheet attached as Exhibit 99.2 hereto and incorporated herein by reference. Additionally, the Company would provide HFTP certain representations and warranties regarding its business. The Company anticipates negotiating final binding agreements in the near future.

      Copies of the letter of understanding and term sheet relating thereto are attached as Exhibits 99.1 and 99.2 hereto, respectively.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.
-------     ---------------------------------

      (a)   Financial Statements of Businesses Acquired:  Not applicable

      (b)   Pro Forma Financial Information: Not applicable

      (c)   Exhibits

            Number            Description
            ------            -----------

            99.1              Letter of Understanding Dated March 22, 2002
            99.2              Term Sheet








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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ANDREA ELECTRONICS CORPORATION


Dated: March 22, 2002            By:  /s/Richard A. Maue
                                      ------------------------------------------
                                      Richard A. Maue
                                      Executive Vice President, Chief Financial
                                        Officer and Corporate Secretary








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